Exhibit 99.1

Brian Norris	Sharon Rodger
Investor Relations	Public Relations
MatrixOne, Inc.	MatrixOne, Inc.
978-589-4040	978-589-4066
brian.norris@matrixone.com	sharon.rodger@matrixone.com

MatrixOne, Inc. Expands Board of Directors with Addition of David G. DeWalt

Westford, Mass. – September 15, 2004 — MatrixOne, Inc. (NASDAQ: MONE), a leading provider of collaborative product lifecycle management (PLM) solutions for the value chain™, today announced that David G. DeWalt, Executive Vice President of EMC Corporation (NYSE: EMC), has been appointed to the MatrixOne Board of Directors effective immediately.

“Dave brings nearly 20 years of executive experience within the enterprise software market to the MatrixOne Board and he will play an important leadership role as we continue to build MatrixOne into a world-class enterprise software company,” said Mark O’Connell, President and Chief Executive Officer of MatrixOne. “His outstanding success at Documentum, his leadership role at EMC and his day to day connection with many companies which are embracing PLM strategies will provide invaluable perspective to the MatrixOne Board of Directors.”

At EMC Software Group, Mr. DeWalt is responsible for all aspects of strategy development as well as sales and marketing, professional services and customer support. Prior to its acquisition by EMC in 2003, Mr. DeWalt served for more than two years as President and Chief Executive Officer of Documentum, the global leader in enterprise content management. Prior to joining Documentum, Mr. DeWalt was founding principal and vice president of Eventus Software, a web content software company, which was acquired by Segue Software in 1998. Before Eventus, Mr. DeWalt was vice president of sales and marketing at Quest Software, a provider of performance management solutions, and before that held various positions in sales management over six years at Oracle Corporation.

“I believe MatrixOne is well positioned for profitable growth in one of the fastest growing segments of the enterprise software market. I am excited to be joining the Board of Directors and to collaborate with the leadership team to help them achieve their aggressive business goals of building a valuable Company by enabling their customers to optimize their investments in product development,” said Mr. DeWalt.

About MatrixOne

MatrixOne, Inc. (NASDAQ: MONE) is a recognized leader in delivering collaborative Product Lifecycle Management (PLM) solutions. We provide flexible solutions that unleash the creative power of global value chains to inspire innovations and speed them to market. MatrixOne’s customers include global leaders in the aerospace and defense, automotive, consumer products, high technology, life sciences, machinery, and the process industries, including Agilent Technologies, General Electric, Honda, Johnson Controls, Philips, Procter & Gamble, Siemens, and Toshiba. MatrixOne (www.matrixone.com) is headquartered in Westford, Massachusetts with locations throughout North America, Europe, and Asia/Pacific.

# # #

MatrixOne and the MatrixOne logo are registered trademarks, and “a leading provider of collaborative product lifecycle management solutions for the value chain” is a trademark of MatrixOne, Inc. All other trademarks and service marks are the property of their respective owners.

Forward-looking statements in this release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. Such statements may relate, among other things, to our ability to build and grow the Company, our ability to achieve our goals, plans, objectives and expected financial and operating results. The risks and uncertainties that may affect forward-looking statements include, among others: poor product sales, long sales cycles, difficulty developing new products, difficulty in relationships with vendors and partners, our ability to successfully integrate the operations of Synchronicity Software; the inability to achieve expected synergies; growth of the customer base or market opportunities; difficulties providing combined solutions that meet the needs of customers; higher risk in international operations, difficulty assimilating future acquisitions, difficulty managing rapid growth, and increased competition. For more about the risks and uncertainties of our business, see our periodic and other filings with the Securities and Exchange Commission. MatrixOne assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

2